Exhibit 99.1
IR Contacts:
Julia Harper
Chief Financial Officer
503-615-1250
julia.harper@radisys.com
Brian Bronson
VP of Finance and Business Development
RadiSys Corporation
503-615-1281
brian.bronson@radisys.com
RADISYS ANNOUNCES FIRST QUARTER RESULTS -
REVENUE OF $65.8 MILLION, UP 14% OVER PRIOR YEAR
GAAP Diluted EPS of $0.07
Non-GAAP Diluted EPS of $0.11
     HILLSBORO, OR — April 27, 2006 — RadiSys Corporation (Nasdaq: RSYS), a leading global provider of advanced embedded systems, reported revenues of $65.8 million for the quarter ended March 31, 2006. First quarter revenues represent an increase of 14% compared to the same period last year and an increase of 6% sequentially. Revenues from the wireless market increased by 58% over the same period last year and revenues from the medical market increased by 14% over the same period last year. First quarter GAAP net income was $1.4 million or $0.07 per diluted share including stock compensation expense of $1.3 million and restructuring charges of $0.1 million. Non-GAAP net income for the first quarter, excluding stock compensation expense and restructuring charges, was $2.5 million or $0.11 per diluted share.
     Commenting on the first quarter results, Scott Grout, president and CEO stated, “We continue to increase our investment in market leading new products. In the quarter, we announced another seven new products in our Promentum™ family of AdvancedTCA® (ATCA) solutions. Specifically we announced our new Promentum™ SYS-6010, the industry’s first 10 Gigabit common managed platform that provides the highest throughput node connectivity and compute densities available today. The SYS-6010 is targeted at data plane applications such as IMS (IP Multimedia Subsystem), Radio Network Controllers, Base Station Controllers, Media Gateways, Call Servers and IPTV.
     Mr. Grout continued, “We are seeing significant market traction with our Promentum™ and Procelerant™ family of products. Since the beginning of the first quarter of 2005, we have closed new business that we currently estimate will bring us approximately $400 million in new revenue in the first three years of customer deployment. Most of this business will be ramping into production beginning in 2007 or 2008. This amount of new business represents a 100% increase from the $200 million we reported in October of last year, which was our estimate of new business closed for the first three quarters of 2005. Consistent with our strategy, over 40% of this new business is for higher value system-level solutions. In addition, over 80% of this new business is related to standards-based products. This new business includes an estimated $270 million from 40 new customers. Some of the applications awarded include 3G wireless infrastructure, 1xEV-DO wideband CDMA, Voice over Internet Protocol (VoIP), Softswitch platforms, IPTV, network security and real-time image processing. We are pleased with this traction and with the customer acceptance of our products in the marketplace, which has us well-positioned to take advantage of what we believe are large emerging opportunities in our target markets.”
     Second Quarter 2006 Outlook
     The following statements are based on current expectations as of the date of this press release. These statements are forward-looking, and actual results may differ materially. The Company assumes no obligation to update these statements.
     Commenting on the outlook, Scott Grout, CEO, said, “We are seeing strength in both our communications and commercial end markets and therefore currently expect revenues for the second quarter to be in the range of $73 to $77 million. We expect GAAP diluted earnings per share to be in the range of $0.09 to $0.11. We expect non-GAAP diluted earnings per share, excluding the estimated impact of stock compensation expense of $1.5 million, to be in the range of $0.14 to $0.16.”

     In closing, Mr. Grout stated, “We continue to make meaningful strides in advancing our position as the leading provider of standards-based embedded solutions. With these products, we will enable our customers to bring better products to market faster and at a lower total cost. We have made significant progress in closing new business with our standard products and we exceeded our 2005 strategic goals in this area. We believe this progress will position us well for growth going forward.”
     Conference Call and Web-cast Information
     RadiSys will host a conference call on Thursday, April 27, 2006 at 5:00 p.m. ET to discuss the first quarter 2006 results and review the financial and business outlook for the second quarter of 2006.
     To participate in the live call, please dial (888) 333-0027 for domestic dial-in or (706) 634-4990 for international dial-in and reference conference ID number 8018924. The conference call will also be simultaneously broadcast live over the Internet and can be accessed through RadiSys’ investor relations web site page at http://www.radisys.com.
     Replays of the call will be available until May 11, 2006 via audio webcast at http://www.radisys.com or via telephone at (800) 642-1687 for domestic dial-in, (706) 645-9291 for international dial-in and reference conference ID 8018924.
     Forward-Looking Statements
     This press release contains forward-looking statements, including statements about estimates of revenues from new business, the Company’s business strategy, and the Company’s guidance for the second quarter, particularly with respect to anticipated revenues and diluted earnings per share. Actual results could differ materially from the outlook, guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, (a) the amount of stock compensation expense, (b) the anticipated amount and timing of revenues from new business, and (c) the factors listed from time to time in RadiSys’ SEC reports, including those listed under “Risk Factors” in RadiSys’ Annual Report on Form 10-K for the year ended December 31, 2005, and in the RadiSys Quarterly Reports on Form 10-Q filed with the SEC each fiscal quarter, and other filings with the SEC, copies of which may be obtained by contacting the Company at 503-615-1100 or from the Company’s investor relations web site at http://www.radisys.com. Although forward-looking statements help provide complete information about RadiSys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. All information in this press release is as of April 27, 2006. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.
     Use of Non-GAAP Financial Measures
     In addition to disclosing financial results calculated in accordance with GAAP, the financial outlook statements and historical financial results in the Company’s earnings release contain non-GAAP financial measures that exclude the effects of non-cash, equity-based stock compensation expense recognized as a result of the Company’s adoption of FAS 123R and restructuring charges (reversals). Beginning with the first quarter of 2006, the Company included non-GAAP financial measures of its financial results that exclude the income statement effects of non-cash, equity-based stock compensation expense and restructuring charges (reversals). The Company believes that the presentation of results excluding non-cash, equity-based stock compensation expense and restructuring charges (reversals) will provide meaningful supplemental information to investors that are indicative of the Company’s core operating results. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures by other companies.
     About RadiSys
     RadiSys (Nasdaq: RSYS) is a leading provider of advanced embedded solutions for the Communications Networking and Commercial Systems markets. Through intimate customer collaboration, and combining innovative technologies and industry leading architecture, RadiSys helps OEMs bring better products to market faster and more economically. RadiSys products include embedded boards, platforms and systems, which are used in today’s complex computing, processing and network intensive applications.
     RadiSys is headquartered at 5445 NE Dawson Creek Drive, Hillsboro, OR 97124 and can be reached at 503-615-1100. The RadiSys web site is http://www.radisys.com.

Contact:
RadiSys Corporation
Julia Harper, Chief Financial Officer
503-615-1250
julia.harper@radisys.com
or
RadiSys Corporation
Brian Bronson, VP of Finance and Business Development
503-615-1281
brian.bronson@radisys.com
SOURCE: RadiSys Corporation

RadiSys Corporation
Consolidated Balance Sheets
(In thousands)

	March 31,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$91,802	$90,055
Short-term investments, net	139,400	135,800
Accounts receivable, net	44,586	39,055
Other receivables	4,086	3,886
Inventories, net	13,243	21,629
Other current assets	2,778	2,426
Assets held for sale	2,105	—
Deferred tax assets	7,399	7,399

Total current assets	305,399	300,250
Property and equipment, net	11,518	13,576
Goodwill	27,463	27,463
Intangible assets, net	1,835	2,159
Long-term deferred tax assets	21,233	21,634
Other assets	3,791	3,629

Total assets	$371,239	$368,711

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$35,127	$36,903
Accrued wages and bonuses	3,538	4,829
Accrued interest payable	533	224
Accrued restructuring	312	856
Other accrued liabilities	8,969	8,279

Total current liabilities	48,479	51,091

Long-term liabilities:
Convertible senior notes, net	97,312	97,279
Convertible subordinated notes, net	2,501	2,498

Total long-term liabilities	99,813	99,777

Total liabilities	148,292	150,868

Shareholders’ equity :
Preferred stock — $0.01 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock — no par value, 100,000 shares authorized; 20,920 and 20,703 shares issued and outstanding at March 31, 2006 and December 31, 2005	197,461	193,839
Retained earnings	21,701	20,275
Accumulated other comprehensive income:
Cumulative translation adjustments	3,785	3,729

Total shareholders’ equity	222,947	217,843

Total liabilities and shareholders’ equity	$371,239	$368,711

RadiSys Corporation
Consolidated Statements of Operations
(In thousands, except per share amounts, unaudited)

	For the Three Months Ended
	March 31,
	2006	2005
Revenues	$65,811	$57,517
Cost of sales	48,077	38,975

Gross margin	17,734	18,542
Research and development	9,124	7,532
Selling, general and administrative	8,205	7,254
Intangible assets amortization	325	513
Restructuring and other charges (reversals)	59	(18)

Income from operations	21	3,261
Loss on repurchase of convertible subordinated notes	—	(3)
Interest expense	(436)	(542)
Interest income	2,236	1,171
Other expense, net	11	(349)

Income before income tax provision	1,832	3,538
Income tax provision	406	952

Net income	$1,426	$2,586

Net income per share:
Basic	$0.07	$0.13

Diluted (a)	$0.07	$0.12

Weighted average shares outstanding:
Basic	20,699	19,782

Diluted (a)	25,549	24,466

(a)	The weighted average shares outstanding — diluted calculation includes shares underlying our 1.375% convertible senior notes; as a result, the diluted earnings per share calculation excludes the interest expense for our 1.375% convertible senior notes, net of tax benefit. The interest expense, net of tax benefit, excluded from the net income per share – diluted calculation amounted to $245 thousand and $242 thousand for the three months ended March 31, 2006 and 2005, respectively.

Above is prepared in accordance with GAAP.
Additional supplemental information:
RadiSys Corporation
Non-GAAP Consolidated Statements of Operations
(In thousands, except per share amounts, unaudited)

	For the Three Months Ended
	March 31,
	2006	2005
Revenues	$65,811	$57,517
Cost of sales (a)	47,859	38,975

Gross margin	17,952	18,542
Research and development (a)	8,736	7,532
Selling, general and administrative (a)	7,515	7,254
Intangible assets amortization	325	513

Income from operations (a) (b)	1,376	3,243
Loss on repurchase of convertible subordinated notes	—	(3)
Interest expense	(436)	(542)
Interest income	2,236	1,171
Other expense, net	11	(349)

Income before income tax provision (a) (b)	3,187	3,520
Income tax provision (c)	736	947

Net income	$2,451	$2,573

Net income per share:
Basic	$0.12	$0.13

Diluted (i)	$0.11	$0.12

Weighted average shares outstanding:
Basic	20,699	19,782

Diluted (ii)	25,577	24,466

Reconciliation of GAAP net income to non-GAAP net income:

	For the Three Months Ended
	March 31,
	2006	2005
GAAP net income	$1,426	$2,586

(a) Stock-based compensation:
Cost of sales	$218	$—
Research and development	388	—
Selling, general and administrative	690	—

Total stock-based compensation	$1,296	$—

(b) Restructuring and other charges (reversals)	59	(18)
(c) Income tax effect of reconciling items	(330)	5

Non-GAAP net income	$2,451	$2,573

(j)	The weighted average shares outstanding — diluted calculation includes shares underlying our 1.375% convertible senior notes; as a result, the diluted earnings per share calculation exclude the interest expense for our 1.375% convertible senior notes, net of tax benefit. The interest expense, net of tax benefit excluded from the net income per share – diluted calculation amounted to $245 thousand and $242 thousand for the three months ended March 31, 2006 and 2005, respectively.

(ii)	The weighted average shares outstanding – diluted included in this Non-GAAP Consolidated Statements of Operations includes 28 thousand additional weighted average shares associated with equity awards for the three months ended March 31, 2006. These additional weighted average shares are excluded from the Consolidated Statements of Operations due to the effect of including stock-based compensation expense in the GAAP net income. See above for a reconciliation of GAAP net income to Non-GAAP net income.